    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1997
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                        ASSISTED LIVING CONCEPTS, INC.
            (Exact name of registrant as specified in its charter)


             NEVADA                                           93-1148702
      (State or other jurisdiction                              (IRS Employer
 of incorporation or organization)                        Identification Number)


                        9955 S.E. WASHINGTON, SUITE 201
                            PORTLAND, OREGON 97216
                                (503) 252-6233
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                STEPHEN GORDON
                            CHIEF FINANCIAL OFFICER
            9955 S.E. WASHINGTON, SUITE 201, PORTLAND, OREGON 97216
                                (503) 252-6233
 (Name, address, including zip code, telephone number, including area code, of agent for service)

                                  COPIES TO:
                               Gary Olson, Esq.
                               Latham & Watkins
                      633 West Fifth Street - Suite 4000
                         Los Angeles, California 90071
                                (213) 485-1234
                                ---------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, depending on market conditions.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-35409.

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
==================================================================================================================================
     Title of Each                                                       Proposed Maximum     Proposed Maximum         Amount of
Class of Securities                                      Amount to be     Offering Price      Aggregate Offering     Registration
  to be Registered                                        Registered          Per Unit            Price (1)              Fee (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share

Debt Securities Issuable in Series and Preferred Stock
   issuable in Series (3)...............................    (4)                 $(4)              $12,840,000           $3,891
==================================================================================================================================


(1) In no event will aggregate maximum offering price of all securities offered pursuant to this Registration Statement exceed $12,840,000, or if any debt securities are issued with original discount, such greater amount as shall result in an aggregate offering price of $12,840,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) Determined pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3) There is also being registered hereunder an indeterminate number of shares of Common Stock as may be issued upon conversion of the Debt Securities or Preferred Stock registered hereby.
(4) Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
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


       The contents of the Registration Statement on Form S-3 (No. 333-35409) filed on September 11, 1997 by Assisted Living Concepts, Inc. pursuant to the Securities Act of 1933, as amended (the "Securities Act") and declared effective on October 2, 1997 by the Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Portland, State of Oregon on the 20th day of October 1997.

                                          ASSISTED LIVING CONCEPTS, INC.

                                                    /s/ Stephen Gordon
                                          By: _________________________________
                                                      Stephen Gordon
                                             Chief Administrative Officer and
                                                  Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

       /s/        *                  Chairman of the Board of       October 20, 1997
____________________________________  Directors
        William McBride III

       /s/        *                  Director, President            October 20, 1997
____________________________________  (Principal Executive
          Keren B. Wilson             Officer)

     /s/    Stephen Gordon           Chief Administrative Officer   October 20, 1997
____________________________________  and Chief Financial Officer
           Stephen Gordon
       /s/        *                  Chief Accounting Officer and   October 20, 1997
____________________________________  Controller
          Rhonda S. Marsh
       /s/        *                  Director                       October 20, 1997
____________________________________
          Gloria Cavanaugh
       /s/        *                  Director                       October 20, 1997
____________________________________
          Richard C. Ladd
       /s/        *                  Director                       October 20, 1997
____________________________________
         Bradley C. Razook

*By   /s/ Stephen Gordon
  -----------------------------
         Stephen Gordon
        Attorney-in-fact

                                 EXHIBITS INDEX

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
     1.1     Form of Underwriting Agreement (Incorporated by reference to same titled exhibit to the Company's Registration Statement on Form
              S-3, File No. 333-35409).
     2.1     Merger Agreement between the Company and CCL Sub, Inc.
              (Incorporated by reference to the same
              titled exhibit to the Company's Registration Statement on
              Form S-1, File No. 33-83938).
     2.2     Agreement and Plan of Corporate Separation and
              Reorganization between Concepts In Community Living, Inc.
              and Keren Wilson (Incorporated by reference to the same
              titled exhibit to the Company's Registration Statement on
              Form S-1, File No. 33-83938).
     2.3     Assignment, Bill of Sale, License, and Assumption Agreement
              between Concepts In Community Living, Inc., and CCL Sub,
              Inc. (Incorporated by reference to the same titled exhibit to the Company's Registration Statement on Form S-1, File
              No. 33-83938).
     2.4     Purchase Agreement between the Company and Lincoln City
              Limited Partnership (Incorporated by reference to the same titled exhibit to the Company's Registration Statement on
              Form S-1, File No. 33-83938).
     2.5     Letter Purchase Agreement between the Company and Madras
              Senior Residence, LRW partners, Keren Brown Wilson and
              Joseph Hughes (Incorporated by reference to the same
              titled exhibit to the Company's Registration Statement on
              Form S-1, File No. 33-83938).
     3.1     Articles of Incorporation of the Company (Incorporated by
              reference to the same titled exhibit to the Company's
              Registration Statement on Form S-1, File No. 33-83938).
     3.2     By laws of the Company (Incorporated by reference to the
              same titled exhibit to the Company's Registration
              Statement on Form S-1, File No. 33-83938).
     4.1     Indenture, dated as of August 15, 1995, between the Company and Harris Trust and Savings Bank, as Trustee, in respect
              of the Company's 7.0% Convertible Subordinated Debentures
              due 2005. (Incorporated by reference to the same titled
              exhibit to the Company's Quarterly Report on
              Form 10-Q for the period ended September 30, 1995, File
              No. 1-83938).
     4.2     Form of 7.0% Convertible Subordinated Debentures due 2005
              (Incorporated by reference to the same titled exhibit to
              the Company Quarterly Report on Form 10-Q for the period
              ended September 30, 1995, File No. 1-83938).
     4.3     Registration Rights Agreement dated August 2, 1995 between the Company and the Purchasers of its 7% Convertible
              Subordinated Debentures due 2005 (Incorporated by
              reference to the same titled exhibit to the Company's
              Quarterly Report on Form 10-Q for the period ended
              September 30, 1995, File No. 1-83938).
     4.4     Form of Indenture between the Company and Harris Trust and
              Savings Bank with respect to the Debt Securities that are, among other things, the subject of this Registration
              Statement (Incorporated by reference to the same
              titled exhibit to the Company's Registration Statement on
              Form S-3, File No. 333-35409).
     4.5     Rights Agreement dated as of June 12, 1997, between
              Assisted Living Concepts, Inc. and American Stock Transfer
              & Trust Company, as Rights Agent, which includes the form
              of Certificate of Resolution Establishing Designations,
              Preferences and Rights of Series A Junior Participating
              Preferred Stock of Assisted Living Concepts, Inc. as
              Exhibit A, the form of Right Certificate as Exhibit B and
              the Summary of Rights to Purchase Preferred Shares as
              Exhibit C (Incorporated by reference to the same titled
              exhibit to the Company's Current Report on Form 8-K, dated
              July 24, 1997, File No. 1-83938).
     5.1     Opinion of Latham & Watkins regarding legality
              (filed herewith).
    12.1     Computation of Ratio of Earnings to Fixed Charges
              (Incorporated by reference to the same titled exhibit to the
              Company's Registration Statement on Form S-3, File No. 333-35409).
    23.1     Consent of Latham & Watkins with respect to opinion on
              legality (included in opinion filed on Exhibit 5.1).
    23.2     Consent of Price Waterhouse LLP (filed herewith).
    23.3     Consent of KPMG Peat Marwick LLP (filed herewith).
    24.1     Power of Attorney (included on signature page to Registration
              Statement).
    25.1     Form T-1 Statement of Eligibility and Qualification under
              the Trust Indenture Act of 1939 of the Trustee (Incorporated by
              reference to the same titled exhibit to the Company's Registration
              Statement on Form S-1, File No. 333-35409).